Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Eaton Corporation plc ("Eaton" or "the Company") was incorporated under the laws of Ireland on May 10, 2012, and became the successor registrant to Eaton Corporation on November 30, 2012 in connection with the consummation of the acquisition of Cooper Industries plc ("Cooper") for a purchase price of $13,192 million. See Note 2 to the unaudited pro forma consolidated statement of income ("pro forma statement of income") for additional information on the purchase consideration.
The following pro forma statement of income gives effect to Eaton Corporation's acquisition of Cooper, the related financing thereof by Eaton, the merger of the two companies into Eaton and the disposition of Apex Tool Group, LLC. The pro forma statement of income for the year ended December 31, 2012 assumes that the transactions occurred on January 1, 2012.
The pro forma statement of income is primarily based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes in Eaton's Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Eaton's Current Report on Form 8-K dated September 6, 2013 filed herein with the Securities and Exchange Commission.
The historical consolidated financial information of Eaton and Cooper has been adjusted in the pro forma statement of income to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The pro forma statement of income should be read in conjunction with the accompanying notes.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2012
(In millions except for per share data)

	Eaton Corporation plc (as reported)	Cooper Industries plc (11 months ended November 30, 2012)	Reclassification adjustments	Note	Transaction adjustments	Note	Eaton Corporation plc combined pro forma
Net sales	$16,311	$5,340	$141	4(a)	$—		$21,792

Cost of products sold	11,448	3,496	(32)	4(a), 4(b)	205	3(a), 3(b), 3(c)	15,117
Selling and administrative expense	2,894	1,192	—		(244)	3(e)	3,842
Research and development expense	439	—	169	4(b)	—		608
Interest expense - net	208	54	—		110	3(e)	372
Equity in income of APEX Tool Group, LLC	—	(70)	—		70	3(d)	—
Other expense - net	71	—	—		—		71
Income from continuing operations before income taxes	1,251	668	4		(141)		1,782
Income tax expense	31	144	—		(102)	3(f)	73
Net income from continuing operations	1,220	524	4		(39)		1,709
Less net income for noncontrolling interests	(3)	—	(4)	4(b)	—		(7)
Net income from continuing operations attributable to ordinary shareholders	$1,217	$524	$—		$(39)		$1,702

Net income from continuing operations per ordinary share
Diluted	$3.46					3(g)	$3.55
Basic	3.54					3(g)	3.58

Weighted-average number of ordinary shares outstanding
Diluted	350.9				128.1	3(g)	479.0
Basic	347.8				128.1	3(g)	475.9

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In millions except for per share data, unless indicated otherwise)

Note 1. BASIS OF PRESENTATION
The pro forma statement of income has been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), and should be read in conjunction with Eaton's Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Eaton's Current Report on Form 8-K dated September 6, 2013 filed with the Securities and Exchange Commission. The pro forma statement of income is presented for informational purposes only and is not necessarily indicative of what the combined company's results of operations actually would have been had the transactions been completed as of the date indicated. In addition, the pro forma statement of income does not purport to project the future operating results of the combined company.
For accounting purposes, Eaton Corporation has been treated as the acquirer in the transaction. The acquisition method of accounting requires, among other things, the assets acquired and liabilities assumed be recognized at their respective fair values as of the acquisition date. The Company continues to evaluate the purchase price allocation for Cooper. As the Company finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments will be recorded. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. Accordingly, the pro forma adjustments included herein have been presented solely for the purpose of providing a pro forma statement of income and will be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma statement of income and the final acquisition accounting will occur and may have a material impact on the accompanying pro forma statement of income and the combined company's future results of operations and financial position.
Acquisition-related transaction costs, such as investment banker, advisory, legal, valuation, and other professional fees are not included as a component of consideration transferred but are expensed as incurred. Transaction costs and non-recurring equity-based compensation expense associated with the acquisition total $244, of which $106 and $138 have been expensed in Eaton's and Cooper's historical consolidated financial statements as of December 31, 2012, respectively. These costs have been eliminated in the pro forma statement of income because they will not have a continuing impact on the consolidated results of Eaton. There were transactions between Eaton Corporation and Cooper during the period presented in the pro forma statement of income that have not been eliminated as the impact is nominal. For additional information on equity-based compensation associated with the acquisition, see Note 2.
The pro forma statement of income does not reflect any operating synergies or revenue enhancements that the combined company may achieve as a result of the transaction or the costs to combine the operations of Eaton and Cooper or the costs necessary to achieve these operating synergies or revenue enhancements.

Note 2. PURCHASE CONSIDERATION
The total purchase consideration for the acquisition of Cooper was as follows:

Cooper shares outstanding as of November 30, 2012	163.6
Cooper shares issued pursuant to conversion of stock options and share units outstanding under Cooper equity-based compensation plans	1.8
Total Cooper shares and share equivalents prior to transaction	165.4
Exchange ratio per share	0.77479
Total Eaton shares issued	128.1
Weighted-average Eaton Corporation per share price on November 30, 2012	$51.91
Total value of Eaton shares issued	$6,649
Total cash consideration paid at $39.15 per Cooper share and share equivalent	6,474
Total cash consideration paid for equity-based compensation plans	69
Total consideration	$13,192
Total Cooper shares and share equivalents prior to the acquisition are comprised of all the issued and outstanding ordinary share capital as of November 30, 2012 and the total shares remaining from equity-based compensation plans that vested upon the close of the transaction. Cooper equity-based compensation plans included incentive stock options, restricted stock units, performance stock units and deferred performance stock units.

Upon completion of the transaction, the holder of each ordinary share of Cooper (other than those shares held by Eaton or any of its affiliates) was entitled to receive from Eaton $39.15 and 0.77479 of an Eaton ordinary share (combined, the "consideration per share"). Each Cooper stock option or share award outstanding under Cooper's equity-based compensation plans immediately prior to the completion of the transaction became fully vested and exercisable. These Cooper equity-based compensation awards were canceled and each share was converted, as appropriate, into the consideration per share or the cash value of the consideration per share. The cash value of the consideration per share was based on the value of the consideration per share payable to Cooper shareholders (or, if greater, the closing price of a Cooper ordinary share on the effective date or such earlier date on which Cooper ordinary shares were last traded). Fractional shares of Eaton were aggregated and sold in the market and the net proceeds were distributed in cash on a pro-rata basis to the respective Cooper shareholders.

Note 3. PRO FORMA TRANSACTION ADJUSTMENTS
The pro forma statement of income has been prepared using historical information for Eaton and Cooper and includes adjustments to reflect the acquisition of Cooper, the related financing thereof by Eaton and the disposition of Apex Tool Group, LLC.

(a)	Inventory
An adjustment to Cost of products sold of $33 has been reflected in the pro forma statement of income to eliminate fair value adjustments related to Cooper's inventory and expensed in Eaton's historical consolidated financial statements for the year ended December 31, 2012, as this is a non-recurring item.

(b)	Property, plant and equipment
Adjustments to Cost of products sold related to estimated depreciation expense total $23 for the year ended December 31, 2012. The estimated depreciation expense adjustment is based on the $231 incremental increase in fair value above Cooper's historical property, plant and equipment net book value of $654, straight-lined over an estimated weighted-average useful life of 10 years. Fair value of property, plant and equipment is based on information available as to the specific types, nature, age, condition or location of these fixed assets.

(c)	Other intangible assets
The estimated fair values of other intangible assets were determined using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated fair values of the identifiable intangible assets, their estimated useful lives and valuation methodology are as follows:

	Fair value	Useful life	Valuation method
Trade names (indefinite-lived)	$1,330	N/A	Relief-from-royalty
Trade names	638	3-20	Relief-from-royalty
Customer relationships	2,490	13-18	Multi-period excess earnings
Technology	767	4-20	Relief-from-royalty; Multi-period excess earnings
Contract-based	25	9.5	Relief-from-royalty
	$5,250
Total adjustments related to amortization expense of intangible assets are as follows:

Year ended December 31, 2012
Elimination of Cooper's historical intangible asset amortization	$(28)
Estimated amortization of fair value of acquired intangible assets	243
Adjustments to Cost of products sold	$215
The amortization expense related to intangible assets acquired is based on estimated fair value amortized over the respective useful lives.

(d)	Apex Tool Group, LLC
In July 2010, Cooper formed a joint venture, named Apex Tool Group, LLC (Apex), with Danaher Corporation (Danaher). Apex was formed by combining Cooper’s tools business with certain tools businesses from Danaher’s Tools and Components segment. Cooper and Danaher each owned a 50% interest in the joint venture, had equal representation on its board of directors and had a 50% voting interest in the joint venture.
On October 10, 2012, Cooper and Danaher announced they had entered into a definitive agreement to sell Apex to Bain Capital for approximately $1.6 billion subject to post-closing adjustments. On February 1, 2013, the sale of Apex was completed. As this disposition was assumed to have occurred on January 1, 2012, an adjustment of $70 has been reflected in the pro forma statement of income to remove the equity income attributable to Apex for the year ended December 31, 2012.

(e)	Debt
Eaton incurred debt totaling $6,569 associated with the acquisition of Cooper through the private issuance of debt (the "permanent financing" or "Notes") and a Bridge Credit Facility (the "Facility"), which are described below.
Permanent financing
On November 14, 2012, Eaton financed $4,900 of the cash consideration paid in the transaction through Notes comprised of five tranches ranging in maturity from 2015 to 2042. Proceeds received from the Notes total $4,887, net of nominal discounts of $13, which are amortized and included in Interest expense-net over the respective terms of the Notes. The interest rate per tranche was determined based upon market conditions.
Bridge financing
Eaton secured a bridge financing commitment totaling $6,750, which was available in a single draw on the acquisition date. In conjunction with closing the acquisition on November 30, 2012, Eaton drew $1,669 on the Facility. For purposes of the pro forma statement of income, Eaton assumed its share of proceeds from the disposition of Apex of $800 reduced the amount drawn on the Facility.
Deferred financing costs
The financing activities noted above resulted in the capitalization of deferred financing costs totaling $109. These costs are comprised of $40 associated with the permanent financing and $69 associated with the bridge financing. Eaton's historical consolidated financial statements for the year ended December 31, 2012 include $69 of the total $109 deferred financing costs in Interest expense - net. The remaining $40 deferred financing costs relate to the permanent financing and are amortized over the maturities of the respective debt as a pro forma adjustment to Interest expense - net, as noted below.
Transaction costs
Transaction costs, such as investment banker, advisory, legal, valuation, and other professional fees, and non-recurring equity-based compensation expense associated with the acquisition and expensed in Eaton's and Cooper's historical consolidated financial statements for the year ended December 31, 2012 total $106 and $138, respectively. An adjustment totaling $244 has been reflected in the pro forma statement of income to eliminate these other costs as they are non-recurring items. For additional information on equity-based compensation associated with the acquisition, see Note 2.
Fair value of assumed debt
Adjustments related to the fair value of Cooper's existing debt assumed by Eaton total $122 and are comprised of $116 related to the premium to adjust assumed Cooper debt to fair market value and $6 to eliminate Cooper's historical unamortized debt issuance discount. The premium to adjust assumed Cooper debt to fair market value is amortized over the remaining maturity of the debt as a credit to pro forma Interest expense - net, as described below.

Interest expense
The following adjustments have been recorded to Interest expense - net:

Year ended December 31, 2012
Interest expense associated with permanent financing	$119
Pro forma interest expense associated with bridge financing	12
Total pro forma interest expense associated with financing	131
Amortization of premium on fair value adjustment to assumed debt	(27)
Amortization of deferred permanent financing costs	6
Total adjustments to Interest expense - net	$110
The adjustment to record pro forma interest expense related to the permanent financing is based on the rates and maturities for each respective Note tranche, which yields an estimated blended effective rate of 2.74%.
The adjustment to record pro forma interest expense related to the bridge financing is based on the assumption that the Facility was obtained on January 1, 2012 and the unpaid amount of $869 was outstanding for all of 2012. The interest rate assumed on the bridge financing is 1.46%, which is comprised of the one-month LIBOR (0.21% at November 28, 2012) plus 125 basis points, as described in the terms of the Facility. The assumed interest rate is based on the pro forma term the bridge financing is assumed to be outstanding.

(f)	Income tax expense
Estimated income tax adjustments related to the pro forma adjustments included in Note 3 are as follows:

Year ended December 31, 2012
Inventory fair value	$(11)
Depreciation of property, plant and equipment	7
Amortization of intangibles	65
Amortization of permanent financing costs	2
Interest expense related to permanent and bridge financing	44
Transaction costs	(23)
Equity income from Apex Tool Group, LLC	18
Total adjustments to Income tax expense	$102
The estimated income tax adjustments included in the pro forma statements of income are based upon the respective jurisdictions and specific statutory rates related to each underlying adjustment.

(g)	Net income from continuing operations per ordinary share
Pro forma net income from continuing operations per ordinary share for the year ended December 31, 2012 has been calculated based on the weighted-average number of ordinary shares outstanding on a pro forma basis. The pro forma weighted-average shares outstanding for the year ended December 31, 2012 have been calculated as if the acquisition-related shares had been issued and outstanding as of January 1, 2012. For additional information on calculation of acquisition-related shares, see Note 2.

	Year ended December 31, 2012
	Eaton (as reported)	Pro forma combined
Net income from continuing operations attributable to ordinary shareholders	$1,217	$1,702

Weighted-average number of ordinary shares outstanding - diluted	350.9	479.0
Less dilutive effect of equity-based compensation	3.1	3.1
Weighted-average number of ordinary shares outstanding - basic	347.8	475.9

Net income from continuing operations per ordinary share
Diluted	$3.46	$3.55
Basic	3.54	3.58

Note 4. PRO FORMA RECLASSIFICATION ADJUSTMENTS
Certain reclassifications have been recorded to Cooper's historical financial statements to conform to Eaton's presentation, as follows:

(a)	Shipping and handling costs included within Net sales have been reclassified to Cost of products sold.

(b)
Research and development expenses and net income attributable to noncontrolling interests included within Cost of products sold have been reclassified to Research and development expense and Net income for noncontrolling interests, respectively.